Exhibit 99.3        Press Release dated March 13, 2006.

International Power Group, Ltd. Names Dr. Kenny Tang, Ph.D. as Head of its Environmental Advisory Board

CELEBRATION, Fla., Mar 13, 2006 (BUSINESS WIRE) -- International Power Group, Ltd., (Pink Sheets: IPWG) today announced the election of Dr. Kenny Tang to the company's Environmental Advisory Board. According to Peter Toscano, President & CEO of International Power Group, "Dr. Tang brings extensive expertise in the field of enterprise development projects focusing in the environmental arena."

Dr. Kenny Tang is founder and CEO of Oxbridge Capital, an investment and advisory firm specializing in environmental clean technologies and renewable energy. After earning his postgraduate degrees from the universities of Oxford and Cambridge, he previously worked in corporate finance with the Union Bank of Switzerland in London and as a strategy consultant with KPMG Consultants and Stern Stewart, both pioneers in corporate governance and shareholder value creation.

Dr. Tang also serves as the European Managing Partner at Enhancement Partners LP which is a global consortium that is developing Gigawatt-size wind farms in China. He is also the founding President and CEO of SUSTAIN, an Asian research institute focusing on economic and environmental sustainability from an Asian perspective.

Dr. Tang earned his doctorate at Judge Business School, Cambridge University's business school and he is a member of the Board of Governors of Middlesex University, London. He is also a Chartered Financial Analyst (CFA).

Dr. Tang is a member of the judging panel of the London Business School's Summer Entrepreneurship competition and the Ideas Challenge competition at the Tanaka Business School Entrepreneurship Centre at Imperial College, London. He was invited to judge at the Global Start-up@Singapore competition in Singapore in 2003 and 2004, and at the Singapore Management University's 2004 Lee Kuan Yew Business Plan.

Dr. Tang is the lead author of "Taking Research to Market: How to Build and Invest in Successful University Spinouts" (Euromoney Books, September 2004) (www.euromoneybooks.com) - a major handbook in the field of financing university spinouts in the environmental and clean energy arena. He is a member of the Global Judging Panel of the Wall Street Journal's Global Technology Innovations Awards for 2004 and 2005 and has written for the Wall Street Journal, Wall Street Journal Europe, Asian Wall Street Journal and Financial Times. His recent articles include:

"Entrepreneurial Opportunities in the Low Carbon Economy" Wall Street Journal, 28 October 2005.

"10 Tips for Entrepreneurs", Wall Street Journal, 19 Nov 2004.

"Long Term Risks of Climate Change" Financial Times, 11 July 05.

"Green is Good" Professional Investor, October 2005.

His latest book: "The Finance of Climate Change - A Guide for Governments, Corporations and Investors" (Risk Books, www.riskbooks.com) was published to coincide with the Gleneagles G8 Summit of the Top 8 Global Countries in July 2005 and included a special message from 2005 President of the G8 & UK Prime Minister, Tony Blair.

About International Power Group, Ltd:

International Power Group (IPWG) is a waste-to-energy company operating a proprietary technology that not only handles waste management in a more environmentally friendly manner, but also converts the energy generated from the process into meaningful amounts of cost effective electricity. Substantial amounts of purified drinking water can also be extracted from the process.

The Company will be contracting with governments to secure tipping fees for the removal of wastes and will be processing the materials in company owned and operated plants. The Company will build these plants - estimated at $250 million each - in areas that can benefit from the electricity and water production by-products of the process.

The Company's revenue streams include the tipping fees, fees for electricity, and fees for purified water. The Company will not be paying to receive the waste and will have costs limited to plant construction and operation only.

Safe Harbor Act Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. These forward- looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, perceived opportunities in the market, and statements regarding the Company's mission and vision. The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements.

SOURCE: International Power Group, Ltd.

CONTACT: International Power Group, Ltd.

Peter Toscano, President/CEO, 407-566-0318

www.international-power.com